UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2017

Titan Energy, LLC

(Exact name of registrant specified in its charter)

Delaware	001-35317	90-0812516
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: 800-251-0171

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule l2b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

As discussed in its Annual Report on Form 10-K for the year ended December 31, 2016, on April 19, 2017, Titan Energy, LLC (the “Company”), its subsidiary, Titan Energy Operating, LLC (“Titan Operating”), as borrower, and certain subsidiary guarantors entered into a Third Amendment (the “First Lien Amendment”) to the Third Amended and Restated Credit Agreement (the “First Lien Facility”) with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto. Pursuant to the First Lien Amendment, certain of the financial ratio covenants were revised upwards. Specifically, beginning December 31, 2017, the Company will be required to maintain a ratio of Total Debt to EBITDA (each as defined in the First Lien Facility) of not more than 5.50 to 1.00 for each fiscal quarter through December 31, 2018 and of not more than 5.00 to 1.00 thereafter. The Company will also be required, beginning December 31, 2017, to maintain a ratio of First Lien Debt (as defined in the First Lien Facility) to EBITDA of not more than 4.00 to 1.00 for each fiscal quarter through December 31, 2018 and of not more than 3.50 to 1.00 thereafter.

In addition to the amendments to the financial ratio covenants, the lenders will waive certain defaults by us with respect to the fourth quarter of 2016, including compliance with the ratios of Total Debt to EBITDA and First Lien Debt to EBITDA, as well as the Company’s obligation to deliver financial statements without a “going concern” qualification. The lenders’ waivers are subject to revocation in certain circumstances, including the exercise of remedies by junior lenders (including pursuant to the Company’s second lien credit facility), the failure to extend the 180-day standstill period under the intercreditor agreement at least 15 business days prior to its expiration, and the occurrence of additional events of default under the First Lien Facility.

The First Lien Amendment confirms the conforming and non-conforming tranches of the borrowing base at $410 million and $30 million, respectively, but requires the Company to take actions (which can include asset sales and equity offerings) to reduce the conforming tranche of the borrowing base to $330 million by August 31, 2017 and to $190 million by October 1, 2017 (subject to extension at the administrative agent’s option to October 31, 2017). Similarly, the non-conforming tranche of the borrowing base is required to be reduced to $10 million by November 1, 2017. In addition, the Company is required to use excess asset sale proceeds (after application in accordance with the existing terms of the First Lien Facility) to repay outstanding borrowings and reduce the applicable borrowing base to the required level.

This summary of the First Lien Amendment does not purport to be complete and are subject to, and qualified in its entirety by, the full text of the First Lien Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Third Amendment to Third Amended and Restated Credit Agreement, dated as of April 19, 2017, among Titan Energy Operating, LLC, as borrower, Titan Energy, LLC, as parent, the subsidiary guarantors party thereto, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2017	TITAN ENERGY, LLC

	By:	/s/ Jeffrey M. Slotterback
		Name:	Jeffrey M. Slotterback
		Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Third Amendment to Third Amended and Restated Credit Agreement, dated as of April 19, 2017, among Titan Energy Operating, LLC, as borrower, Titan Energy, LLC, as parent, the subsidiary guarantors party thereto, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent.